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                                                                  EXHIBIT 99.B18


                                STAGECOACH TRUST

                          RULE 18f-3 MULTI-CLASS PLAN
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I. INTRODUCTION.
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       Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios of Stagecoach Trust (the "Trust"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales loads, contingent deferred sales charges ("CDSCs"), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Funds.

       The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of Rule 18f-3, the Trust hereby elected to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. The Plan does not make any material changes to the class arrangements and expense allocations previously approved by the Board of Trustees of the Trust pursuant to the exemptive order issued under Section 6(c) of the 1940 Act to Stagecoach Funds, Inc., et. al, Wells Fargo Bank, N.A. (the investment adviser of the Trust) (the "Bank"), and Stephens Inc. (the principal underwriter of the Trust) ("Stephens"), on May 18, 1993 (1940 Act Release No. 19479).

       The Trust (Registration Nos. 33-64352 and 811-7780) currently offers the following five separate investment portfolios: the LifePath Opportunity Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund, and LifePath 2040 Fund (collectively, the "Funds"). Each Fund invests all of its assets in a separate series (each, a "Master Portfolio") of Master Investment Portfolio, an open-end management investment company, rather than directly in a portfolio of securities. Each Master Portfolio has the same investment objective as the Fund which invests its assets in the corresponding Master Portfolio.

          The Funds listed below are authorized to issue the following classes of shares representing interests in such Funds:

     (i) Class A shares (formerly, Retail Class shares): LifePath Opportunity Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund;

     (ii) Class B shares: LifePath Opportunity Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund;

     (iii) Class C shares: LifePath Opportunity Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Funds; and
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     (iv) Institutional Class shares:  LifePath Opportunity Fund, LifePath 2010
          Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund.

          The differences between these classes are discussed below.

II.  ALLOCATION OF EXPENSES.
     ----------------------

          Pursuant to Rule 18f-3 under the 1940 Act, the Trust will allocate to each class of shares of a Fund (i) any fees and expenses incurred by the Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Fund under a shareholder servicing plan in connection with the provision of shareholder administrative or liaison services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares of each Fund:

          (i) transfer agency fees identified by the transfer agent as being attributable to such class of shares;

          (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

          (iii) blue sky registration or qualification fees incurred by such class of shares;

          (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

          (v) the expense of administrative personnel and services as required to support the shareholders of such class of shares;

          (vi) litigation or other legal expenses relating solely to such class of shares; and

          (vii) fees of the Trust's Trustees incurred as result of issues relating to such class of shares.

       The initial determination of the class expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees of the Trust and approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

       Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net

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asset value of the Fund.  In certain cases, Stephens, the Bank, or another service provider for a Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of a Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III.  CLASS ARRANGEMENTS.
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          The following summarizes the maximum initial sales loads, CDSCs,  Rule
12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds. Additional details and restrictions regarding such fees and services are set forth in the Funds' current Prospectus and Statement of Additional Information.

A. Class A shares (formerly, Retail Class shares)
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1. Maximum Initial Sales Load:  4.50%
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2. Contingent Deferred Sales Charge:  None
   --------------------------------

3. Maximum Annual Rule 12b-1 Distribution Fee:  0.25% of average daily net
   ------------------------------------------
   assets attributable to Class A shares.

4. Maximum Annual Shareholder Servicing Fees:  0.20% of average daily net assets
   -----------------------------------------
   attributable to Class A shares.

5. Conversion Features:  None
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6. Exchange Privileges:  Class A shares may be exchanged for Class A shares of
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   any other Fund, shares of a fund offered by the Trust pursuant to another prospectus, or shares of certain other funds advised or sub-advised by the Bank to the extent such shares are offered for sale in the investor's state of residence. The exchange privilege may be expanded to permit exchanges between a Fund and other funds that may, in the future, be advised or sub-advised by the Bank

7. Other Class-Specific Shareholder Services:  None
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B. Class B Shares -- Multi-Class Funds
   -----------------------------------

1. Maximum Initial Sales Charge:  None
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2. Contingent Deferred Sales Charge:  Class B shares that are redeemed within
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   six years from the receipt of a purchase order affecting such shares are subject to a CDSC equal to 5.00% in the first year, 4.00% in the second year, 3.00% in the third and fourth years, 2.00% in the

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   fifth year and 1.00% in the sixth year, of the dollar amount equal to the lesser of the net asset value ("NAV") at the time of purchase of the Class B shares being redeemed or the NAV of such shares at the time of redemption. No CDSC is imposed on Class B shares purchased through reinvestment of dividends or capital gain distributions.

3. Maximum Annual Rule 12b-1 Distribution Fee:  0.75% of average daily net
   ------------------------------------------
   assets attributable to Class B shares.

4. Maximum Annual Shareholder Servicing Fee:  0.20% of average daily net assets
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   attributable to Class B shares.

5. Conversion Features:  Class B shares of a Multi-Class Fund that have been
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   outstanding for six years after the end of the month in which the shares were initially purchased automatically convert to Class A shares of such Fund and, consequently, are no longer subject to the higher Rule 12b-1 fees applicable to Class B shares. Such conversion is on the basis of the relative NAVs of the two classes, without the imposition of any sales charge or other charge, except that the lower Rule 12b-1 fees applicable to Class A shares shall thereafter be applied to such converted shares.

6. Exchange Privileges:  Class B shares may be exchanged for Class B shares of
   -------------------
   any other Fund, shares of a fund offered by the Trust pursuant to another prospectus, or shares of certain other funds advised or sub-advised by the Bank to the extent such shares are offered for sale in the investor's state of residence. The exchange privilege may be expanded to permit exchanges between a Fund and other funds that may, in the future, be advised or sub-advised by the Bank.

7. Other Class-Specific Shareholder Services:  None
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C. Class C Shares-- Multi-Class Funds
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1. Maximum Initial Sales Charge:  None
   ----------------------------

2. Contingent Deferred Sales Charge:  Class C shares that are redeemed within
   --------------------------------
   one year of the receipt of a purchase order affecting such shares are subject to a CDSC equal to 1.00% of an amount equal to the lesser of NAV at the time of purchase of the Class C shares being redeemed or the NAV of such shares at the time of redemption. No CDSC is imposed on Class C shares purchased through reinvestment of dividends or capital gain distributions.

3. Maximum Annual Rule 12b-1 Distribution Fee:  0.75% of average daily net
   ------------------------------------------
   assets attributable to Class C shares.

4. Maximum Annual Shareholder Servicing Fee:  0.20% of average daily net assets
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   attributable to Class C shares.

5. Conversion Features:  None
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6.  Exchange Privileges:  As described in the current prospectus for each Fund.
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7.  Other Class-Specific Shareholder Services:  None
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D.  Institutional Class shares
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1.  Maximum Initial Sales Load:  None
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2.  Contingent Deferred Sales Charge:  None
    --------------------------------

3.  Maximum Annual Rule 12b-1 Distribution Fee:  None
    ------------------------------------------

4.  Maximum Annual Shareholder Servicing Fee:  0.20% of average daily net assets
    ----------------------------------------
    attributable to Institutional Class shares.

5.  Conversion Features:  None
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6.  Exchange Privileges:  Institutional Class shares may be exchanged for
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    Institutional Class shares of any other Fund, shares of a Fund offered by the Trust pursuant to another prospectus, or shares of certain other investment companies advised or sub-advised by the Bank, to the extent such shares are offered for sale in the investor's state of residence. The exchange privilege may be expanded to permit exchanges between a Fund and other funds that, in the future, may be advised or sub-advised by the Bank.

7.  Other Class-Specific Shareholder Services:  None
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IV. BOARD REVIEW.
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       The Boards of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Fund's shares, the Trust's Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment(s) to the Plan.


Adopted by the Trust effective April 3, 1995
Amended by the Trust effective October 24, 1996
Amended by the Trust effective April 30, 1998
Amended by the Trust effective November 19, 1998

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